EXHIBIT 10.66

                                OPTION AGREEMENT

        This OPTION AGREEMENT ("Option Agreement"), effective as of ____________, 1996, by and between Jules V. Lane D.D.S. (the "Shareholder") and Castle Dental Centers of New York, Inc. or its designee (the "Optionee").

                                    RECITALS

        A. The Shareholder is the sole shareholder of J.V. Lane Professional Corporation d/b/a American Dental Centers, a New York professional corporation ("Lane PC"), which is engaged in the practice of dentistry.

        B. Shareholder desires to afford the Optionee an opportunity to purchase all of the ownership interest held by him in Lane PC ("Shareholder Interest") on the terms hereof.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

        1. GRANT OF OPTION. Shareholder hereby irrevocably grants to Optionee or its designee the right and option (hereinafter called the "Option") to purchase from Shareholder all the Shareholder Interest at the exercise price set forth in
Section 2, during the period and subject to the conditions herein set forth. The Option may be exercised by Optionee in the event of a change in applicable law permitting the Optionee to acquire the Shareholder Interest or by a qualified designee of the Optionee in the event that the Optionee determines to transfer the Shareholder Interest to a designee of the Optionee qualified under applicable law to own the Shareholder Interest. The Optionee agrees that the Option shall be exercised in a manner to ensure that the ownership of the Shareholder Interest will not violate any applicable laws.

        2. EXERCISE PRICE. The exercise price (the "Exercise Price") for the Shareholder Interest shall be One Hundred Dollars ($100.00).

        3. OPTION TERM. The term of this Option shall expire 30 days following the first to occur of (i) the expiration or termination, in accordance with the terms of the Management Services Agreement, effective as of _______________, 1996 (the "Management Services Agreement"), between Lane PC and Optionee; or
(ii) the expiration or termination in accordance with the terms of the Employment Agreement of even date herewith by and between the Shareholder and Optionee (the "Expiration Date").

        4. EXERCISE OF OPTION. On the execution of this Option Agreement, the Option shall immediately become exercisable and shall be exercisable at any time thereafter until the Expiration Date (the "Option Period"); provided that in no event shall the Option be exercisable by Optionee or by any transferee under
Section 7 until such time as Optionee or such transferee shall have taken such action as may be necessary to permit such person to lawfully hold an ownership interest in Lane PC.

        5. NOTICE PERIOD. Before exercising the Option, Optionee shall give at least twenty-four (24) hours written notice to Shareholder (or Shareholder's representative). During the notice period, Shareholder (or Shareholder's representative) may not sell, transfer, exchange, encumber, or otherwise alienate the Shareholder Interest. Any such sale, transfer, exchange, encumbrance, or alienation shall be void. In addition, during the notice period, Shareholder shall not take any action that is materially adverse to Lane PC's practice of dentistry.

        6. MANNER OF EXERCISE. The notice of exercise of the Option shall be accompanied by the Optionee's check payable to Shareholder for the amount of the Exercise Price and evidence of the purchase of "tail insurance" on behalf of Shareholder as contemplated by the Ancillary Agreement of even date herewith, to which Shareholder and Optionee are parties. Upon delivery of such notice and payment, the Optionee shall be deemed to have acquired the Shareholder Interest and shall be deemed to have become a shareholder of Lane PC without any further action on the part of the Optionee, the Shareholder or Lane PC; provided that Optionee has on or before such date complied with all regulatory requirements necessary to acquire such interest. However, at the Optionee's request Shareholder shall also deliver an assignment of his Shareholder Interest in Lane PC to the Optionee in form and substance reasonably satisfactory to Optionee. In the event the Option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right to such person or persons to exercise the Option.

        7. TRANSFERABILITY OF OPTION. The Option is transferable by Optionee at any time to any person.

        8. NO OBLIGATION TO EXERCISE OPTION. Optionee shall be under no obligation to exercise the Option.

        9. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder hereby represents and warrants to, and covenants with, Optionee that Shareholder is the only shareholder of Lane PC and no other person will be permitted to become a shareholder (other than pursuant to the exercise of this Option) without prior written notice to the Optionee and the grant to Optionee of an option on all of such person's ownership interest in Lane PC in form and substance comparable to this Agreement.

        For so long as Shareholder is a shareholder of Lane PC, Shareholder agrees to use his best efforts to maintain his license to practice dentistry in good standing and in compliance with all laws and regulations of the State of New York relating to the practice of dentistry, and to maintain professional liability insurance coverage in amounts contemplated by the Management Services Agreement as an Office Expense under the Management Services Agreement, and Optionee will take no action calculated to cause Shareholder to be unable to maintain his license to practice dentistry in good standing and in compliance with all such laws and regulations; provided, however, in no event shall any failure of Shareholder to maintain his license in good standing and in such compliance constitute a default or breach of Shareholder hereunder.

        10. RESTRICTIONS ON TRANSFER OF SHAREHOLDER INTEREST; CONSENTS. During the Option Period, Shareholder shall not "Transfer" all or any part of his Shareholder Interest without the prior written consent of the Optionee. For purposes of this Option Agreement, "Transfer" shall include any dissolution of Lane PC or any assignment, mortgage, hypothecation, transfer, pledge, creation of a security interest in or lien upon, encumbrance, gift or other disposition unless such "Transfer" is made subordinate to or subject to this Option. Further, Lane PC and the Shareholder shall not amend or modify Lane PC's Articles of Incorporation or Bylaws in any manner that would adversely affect the Optionee's prior written consent.

        11. LEGEND. At all times during the term of this Agreement, all certificates representing Shareholders' shares of Lane PC shall bear a prominent legend describing the restrictions on transferability contained herein and Optionee's rights hereunder.

        12. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below or at such other address as may be furnished in writing by any party hereto to the other:

        If to Shareholder:          Jules V. Lane, D.D.S.
                                    American Dental Centers
                                    35 Broadway
                                    Hicksville, New York   11801
                                    with a copy to:

                                    Mr. Michael G. Yamin
                                    Kaufmann, Feiner, Yamin,
                                      Gildin & Robbins, LLP
                                    777 Third Avenue
                                    New York, New York   10017

        If to Optionee:             Castle Dental Centers of New York, Inc.
                                    1360 Post Oak Boulevard
                                    Suite 1300
                                    Houston, Texas 77056
                                    Attention:  Jack H. Castle, Jr.

                                    with a copy to:

                                    Mr. William D. Gutermuth
                                    Bracewell & Patterson, L.L.P.
                                    South Tower Pennzoil Place
                                    711 Louisiana Street, Suite 2600
                                    Houston, Texas 7700202781

        13. SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs and assigns.

        14. GOVERNING LAW. This Option Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws provisions of that state.

        15. COUNTERPARTS. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        16. AMENDMENT. This Option Agreement may not be amended except by an instrument in writing signed by all the parties.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement as of the date first above written.

                                       OPTIONEE:

                                       CASTLE DENTAL CENTERS
                                       OF NEW YORK, INC.

                                       By:
                                           Jack H. Castle, Jr.
                                           Chief Executive Officer

                                       SHAREHOLDER:

                                       __________________________________
                                       Jules V. Lane D.D.S.

                                     CONSENT

        J.V. Lane Professional Corporation d/b/a American Dental Centers, a New York professional corporation, consents to the Option on the Shareholder Interest granted herein, and agrees to recognize Optionee as a substituted shareholder immediately upon exercise of this Option with respect to the Shareholder Interest and payment of the Exercise Price therefor, subject to applicable state laws and regulations.

                                     J.V. Lane Professional Corporation, a New
                                     York professional corporation, d/b/a
                                     American Dental Centers

                                     By:
                                          Jules V. Lane D.D.S.
                                          President